Exhibit 10.1
AGREEMENT
     AGREEMENT (this “Agreement”) dated as of August 19, 2009 by and among the signatories hereto.
     WHEREAS, the parties hereto are Midway Games Inc. (“MGI”), its wholly owned subsidiary Midway Home Entertainment Inc., a Delaware corporation (“MHE”), and the following wholly owned subsidiaries of MHE: Midway Games Limited, an English limited liability private company, registered with company number 03801663 (“MGL”); Midway Games SAS, a French société par actions simplifiée, registered with company no. 484 780 333 R.C.S. Paris (“MGS”); and Midway Games GmbH, a limited liability company registered with the commercial registry of the Local Court (Amtsgericht) of Munich under reg. no. 155321 (“MGG”); and
     WHEREAS, MGL is the sole stockholder of Midway Studios-Newcastle Limited (“Newcastle”); and
     WHEREAS, on February 12, 2009 (“Petition Date”), MGI and MGI’s U.S. subsidiaries (collectively, the “Debtors”) concurrently commenced chapter 11 cases as debtors-in-possession under Title 11 of the United States Code, 11 U.S.C. §101 et seq. (the “Bankruptcy Code”), by filing their voluntary petitions for relief under chapter 11 of the Bankruptcy Code, before the United States Bankruptcy Court for the District of Delaware (“Bankruptcy Court”) and thereafter, the Bankruptcy Court entered its order that such cases be administered jointly in the presently pending chapter 11 case no. 10565-KG (“Bankruptcy Case”); and
     WHEREAS, MHE is about to sell (a) all of the capital stock of both MGL and MGS to Spiess Media Holding UG (haftungsbeschränkt / limited liability) and (b) all of the capital stock of MGG to F+F Publishing GmbH (“F+F”) pursuant to an agreement with F+F (“the F+F Agreement”), but prior to such sales, the parties hereto wish to resolve some of the intercompany accounts between and among them as of the closing date of such sales (such sales are intended to close on the same date and the closing and such date are referred to as the “Closing” and the “Closing Date”, respectively) on the terms set forth in this Agreement.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:
     1. Definitions. When used in this Agreement, the following terms shall have the meanings assigned to them in this Section 1:
     “MGG/MHE Balance” means the current intercompany balance from MGG to MHE.
     “MGG/MGL Initial Balance” means the current intercompany balance from MGG to MGL prior to the assignment and payment referenced in Section 2(b) below.

     “MGG/MGL Residual Balance” means the intercompany balance from MGG to MGL after the assignment and payment referenced in Section 2(b) below.
     “MGI Loan” means the secured loan obligation (including principal and interest) currently owed by MGI to MGG, pursuant to (i) the Credit Facility Agreement between MGG and MGI dated August 29, 2008, and (ii) the Limited Liability Company Collateral Assignment and Subordination Agreement between MGI, MGG and National Amusements Inc. of August 29, 2008.
     “MGL/MHE Initial Balance” means the current intercompany balance from MGL to MHE prior to (i) the assignments referenced in Sections 2(c)(i) and 2(d) below and (ii) the diminution referenced in Section 3(b) below.
     “MGL/MHE Residual Balance” means the intercompany balance from MGL to MHE after (i) the assignments referenced in Sections 2(c)(i) and 2(d) below and (ii) the diminution referenced in Section 3(b) below.
     “MGS/MHE Balance” means the current intercompany balance from MGS to MHE.
     2. Assignments. The parties hereto hereby agree to the following assignments and transfers, all to occur simultaneously but deemed to occur in the following order:
     (a) MGS/MHE Balance: MHE hereby assigns all of its right, title and interest in and to the MGS/MHE Balance to MGL, and MGL hereby accepts the same, in consideration of the payment by MGL to MHE of €1.
     (b) MGG/MGL Initial Balance: In partial settlement and satisfaction of the MGG/MGL Initial Balance:
     (i) MGG hereby assigns all of its right, title and interest in and to the MGI Loan to MGL, and MGL hereby accepts and assumes the MGI Loan and MGG’s rights and obligations thereunder; and
     (ii) MGG is concurrently herewith paying to MGL Five Hundred Sixty-One Thousand Dollars ($561,000).
     (c) MGI Loan:
     (i) In partial settlement and satisfaction of the MGL/MHE Initial Balance, MGL hereby assigns to MHE, and MHE hereby accepts and assumes, the MGI Loan.
     (ii) MHE hereby assigns to MGI, and MGI hereby accepts and assumes, the MGI Loan in consideration of the payment by MGI to MHE of $1.

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     (d) MGG/MGL Residual Balance: In partial settlement and satisfaction of the MGL/MHE Initial Balance, MGL hereby assigns to MHE all of its right title and interest in and to the MGG/MGL Residual Balance, and MHE hereby accepts the same.
     (e) MGL/MHE Residual Balance: Concurrently herewith, the MGL/MHE Residual Balance is being settled and compromised in full by the payment by MGL to MHE of One Million Seven Hundred Thousand Dollars ($1,700,000).
     3. Ancillary Agreements.
     (a) F+F Agreement. Pursuant to the F+F Agreement: (i) MHE will assign all of its right, title and interest in and to the MGG/MGL Residual Balance to F+F in consideration of the payment by F+F of €1 to MHE; (ii) MHE will assign all of its right, title and interest in and to the MGG/MHE Balance to F+F in consideration of the payment by F+F of €1 to MHE; and (iii) MGI will deliver to F+F a termination of the Abstract Acknowledgement of Debt (Parallel Debt) among MGG, National Amusements Inc. and MGI and certain of its subsidiaries dated August 8, 2008.
     (b) Product Development Arrangement. MHE represents that it terminated the product development arrangement between itself and Newcastle on April 30, 2009, all commissioned work having been completed. MGL acknowledges, on behalf of itself and its subsidiary Newcastle, such termination, it being understood that MGL was in fact fulfilling MHE’s payment obligations under such arrangement since at least January 1, 2008. MHE and MGL (on behalf of itself and Newcastle) acknowledge that concurrently herewith they are making adjustments to their books reflecting these facts, resulting in the elimination of the intercompany balance from MHE to Newcastle, the elimination of the intercompany balance from Newcastle to MGL, the diminution of the MGL/MHE Initial Balance (prior to settlement and satisfaction of the MGL/MHE Residual Balance as set forth in Section 2(e) above), and the creation of an intercompany balance from MGL to Newcastle of approximately Two Hundred Thousand Dollars ($200,000).
     (c) Sales and Distribution Agreement. MGL and MGG hereby terminate the Sales and Distribution Agreement between them dated March 1, 2005, as amended.
     4. Effect of Assignments. The parties hereby acknowledge and agree that the foregoing transactions and adjustments to be effective immediately prior to the Closing result in the elimination of all intercompany balances and obligations between any of MGL, Newcastle, MGS and MGG on the one hand and MGI and MHE on the other hand, and between MGL and MGG. This Agreement is not intended to eliminate intercompany balances between MGL and Newcastle; between MGL and MGS; and between MGI and MHE. Each of the parties hereby explicitly approves each of the transactions set forth in this Agreement. Concurrently herewith MGL is delivering to the parties hereto a written acknowledgement from Newcastle that there are no remaining intercompany balances and obligations between Newcastle on the one hand and MHE and MGI on the other hand. Attached hereto as Exhibit A is a step plan, using the approximate amount of the intercompany balances as of May 31, 2009 to illustrate how the intercompany balances will be eliminated in accordance with this Agreement.

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     5. Effective Date and Conditions. All of the transactions contemplated by this Agreement shall be deemed effective as of the Closing Date immediately prior to the Closing (“Effective Date”); provided, however, that none of the transactions contemplated by this Agreement shall be effective unless and until (a) both of the sales referenced in the fourth recital of this Agreement occur and close on the same day, (b) the written acknowledgement from Newcastle referred to in Section 4 above is delivered to the parties hereto, and (c) the payment referred to in Section 2(e) is actually made. The parties hereto shall make appropriate notations in its respective books and records evidencing the transactions effected hereby. For these purposes, the parties hereto shall cooperate to determine without undue delay after the Effective Date the correct intercompany balances on the Effective Date.
     6. Miscellaneous.
     (a) The provisions of this Agreement are integrated and must be read as a whole and are not severable and/or separately enforceable by any party hereto. If any provision, or part thereof, of this Agreement is held to be invalid or unenforceable, the parties shall use their best efforts to replace such provision by a provision that, to the extent permitted by applicable law, achieves the purposes originally intended.
     (b) This Agreement constitutes the entire agreement and understanding between the parties relating to the subject matter hereof and supersedes all other agreements and representations, oral or written, between the parties.
     (c) This Agreement shall not be modified or amended except in writing signed by all parties.
     (d) This Agreement will be governed by and construed under the laws of the State of Delaware (without regard to its conflicts of laws rules).
     (e) This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.
     (f) This Agreement may be executed in counterparts or by facsimile, each of which shall be an original, but all of which together shall constitute one.
[Signature Page Follows]

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     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

MIDWAY GAMES INC.

By:	/s/ Matthew V. Booty

Name: Matthew V. Booty Title: President and CEO

MIDWAY HOME ENTERTAINMENT INC.

By:	/s/ Matthew V. Booty

Name: Matthew V. Booty Title: President and CEO

MIDWAY GAMES LIMITED

By:	/s/ Matthew V. Booty

Name: Matthew V. Booty Title: Director

MIDWAY GAMES GmbH

By:	/s/ Miguel Iribarren

Name: Miguel Iribarren Title: Director

MIDWAY GAMES SAS

By:	/s/ Martin Spiess

Name: Martin Spiess Title: President and Director General

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Current Intercompany Balances as of 6/30/09

2 (a)

$ 3.2 MGI Loan
MGI
$ 1.7 MGG/MHE Balance
MHE
$ 23.1 MGL/MHE Initial Balance
MGG
$ 4.4 MGG/MGL Initial Balance
MGL
$3.8+$0.1= $ 3.9
MGS
$ 4.7
$ 4.5
MSNL

(a) MGS/MHE Balance: MHE hereby assigns all of its right, title and interest in and to the MGS/MHE Balance to MGL, and MGL hereby accepts the same, in consideration of the payment by MGL to MHE of €1.

2(b)
(b) MGG/MGL Initial Balance: In partial settlement and satisfaction of the MGG/MGL Initial Balance:
(i) MGG hereby assigns all of its right, title and interest in and to the MGI Loan to MGL, and MGL hereby accepts and assumes the MGI Loan and MGG’s rights and obligations thereunder; and
(ii) MGG is concurrently herewith paying to MGL Five Hundred Sixty?One Thousand Dollars ($Sixty 561,000).

2 (c) (i)
(c) MGI Loan:
(i) In partial settlement and satisfaction of the MGL/MHE Initial Balance, MGL hereby assigns to MHE, and MHE hereby accepts and assumes, the MGI Loan.

2 (c) (ii)
(c) MGI Loan:
(ii) MHE hereby assigns to MGI, and MGI hereby accepts and assumes, the MGI Loan in consideration of the payment by MGI to MHE of $1.

2 (d)
(d) MGG/MGL Residual Balance:
In partial settlement and satisfaction of the MGL/MHE Initial Balance, MGL hereby assigns to MHE all of its right title and interest in and to the MGG/MGL Residual Balance, and MHE hereby accepts the same.

3 (b)
Effective prior to step 2e
3. Ancillary Agreements.
(b) Product Development Arrangement. MHE represents that it terminated the product development arrangement between itself and Newcastle on April 30, 2009, all commissioned work having been completed. MGL acknowledges, on behalf of itself and its subsidiary Newcastle, such termination, it being understood that MGL was in fact fulfilling MHE’s payment obligations under such arrangement since at least January 1, 2008. MHE and MGL (on behalf of itself and Newcastle) acknowledge that concurrently herewith they are making adjustments to their books reflecting these facts, resulting in the elimination of the intercompany balance from MHE to Newcastle, the elimination of the intercompany balance from Newcastle to MGL, the diminution of the MGL/MHE Initial Balance (prior to settlement and satisfaction of the MGL/MHE Residual Balance as set forth in Section 2(e) above), and the creation of an intercompany balance from MGL to Newcastle of approximately Two Hundred Thousand Dollars ($200,000).

2 (e)
(e) MGL/MHE Residual Balance: Concurrently herewith, the MGL/MHE Residual Balance is being settled and compromised in full by the payment by MGL to MHE of One Million Seven Hundred Thousand Dollars ($1,700,000).

3(a)
3. Ancillary Agreements.
(a) F+F Agreement. Pursuant to the F+F Agreement: (i) MHE will assign all of its right, title and interest in and to the MGG/MGL Residual Balance to F+F in consideration of the payment by F+F of €1 to MHE; (ii) MHE will assign all of its right, title and interest in and to the MGG/MHE Balance to F+F in consideration of the payment by F+F of €1 to MHE; and (iii) MGI will deliver to F+F a termination of the Abstract Acknowledgement of Debt (Parallel Debt) among MGG National Amusements MGG, Inc. and MGI and certain of its subsidiaries dated August 8, 2008.

Final Balances